Exhibit 10.1

RESTRICTED STOCK AGREEMENT

STATE BANK FINANCIAL CORPORATION
2011 OMNIBUS EQUITY COMPENSATION PLAN

GRANTEE:  JOSEPH W. EVANS

NO. OF SHARES: 12,500

GRANT DATE: SEPTEMBER 1, 2011

This Restricted Stock Agreement (the “Agreement”) evidences the grant to the Grantee named above (“you”) of the number of restricted shares set forth above (each, an “Award Share,” and collectively, the “Award Shares”) of the $0.01 par value common stock of State Bank Financial Corporation, a Georgia corporation (the “Company”) as of the date of grant set forth above (the “Grant Date”), pursuant to the State Bank Financial Corporation 2011 Omnibus Equity Compensation Plan (the “Plan”) and conditioned upon your agreement to the terms described below.  All of the provisions of the Plan are expressly incorporated into this Agreement.

1.                                      Terminology.  Capitalized words used in this Agreement and not defined herein shall have the meaning set forth in the Plan.

2.                                      Vesting.

(a)                                 As of the Grant Date, all Award Shares are unvested.  Upon the third anniversary of the Grant Date, all Award Shares shall become vested, unless vested earlier in accordance with this Agreement or as directed by the Committee.

(b)                                 Notwithstanding anything herein to the contrary, all Award Shares shall become vested concurrent with the consummation of a Change in Control as defined in Section 2.1(f) of the Plan.

3.                                      Termination of Employment.  If your employment with the Company (including any Affiliate of the Company) ceases for any reason, all Award Shares that are not then vested will be immediately and automatically forfeited and cancelled upon the date of termination of employment except that all Award Shares shall be fully vested (a) if your employment ends on account of your death; or (b) if your employment ends on account of your Permanent Disability.

4.                                      Restrictions on Transfer.

(a)                                 Until an Award Share becomes vested, it may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

(b)                                 The Company shall not be required to (i) transfer on its books any Award Shares that have been sold or transferred in contravention of this Agreement or (ii) treat as the owner of Award

Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom Award Shares have been transferred in contravention of this Agreement.

(c)                                  Upon vesting, an Award Share shall be transferred to you without restrictions on further transfer in accordance with Section 5.

5.                                      Stock Certificates.  You will be reflected as the owner of record of the Award Shares as of the Grant Date on the Company’s books.  The Company, or its transfer agent, will hold the share certificates for safekeeping, or otherwise retain the Award Shares in uncertificated book entry form, until all the Award Shares become vested or have otherwise been forfeited in accordance with Section 3.  Once all of the Award Shares have vested or have otherwise been forfeited in accordance with Section 3, the Company, or its transfer agent, will deliver a stock certificate to you for the outstanding vested Award Shares.  Until the Award Shares become vested, any share certificates representing such shares will include a legend to the effect that you may not sell, assign, transfer, pledge, or hypothecate the Award Shares pursuant to this Agreement and the Plan.  At the execution of this Agreement, you shall deliver to the Company a stock power, endorsed in blank, with respect to any Award Shares that may be forfeited pursuant to this Agreement.

6.                                      Taxes: Election and Withholding.

(a)  You hereby agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the grant or vesting of the Award Shares.  You may elect, or the Company shall have the right, to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Stock) due you the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the grant or vesting of the Award Shares in whole or in part; provided, however, that the value of the shares of Stock withheld may not exceed the statutory minimum withholding amount required by law.  The Company may report any income to the Internal Revenue Service and any other applicable governmental entity, even if you refuse to make any tax or withholding payments.  The value of Award Shares deducted is based on the Fair Market Value of the shares of Stock on the applicable date of vesting.

(b)  You hereby acknowledge that you have been advised by the Company to seek independent tax advice from your own advisors regarding the availability and advisability of making an election under Section 83(b) of the Code, and that any such election, if made, must be made within 30 days of the Grant Date.  If you make an election under 83(b) of the Code, you agree to promptly deliver a copy of such election to the Company.  You expressly acknowledge that you are solely responsible for filing any such Section 83(b) election with the appropriate governmental authorities, irrespective of the fact that such election is also delivered to the Company.  You may not rely on the Company or any of its officers, directors or employees for tax or legal advice regarding this award.

(c)  You hereby agree that any Award Shares and any acceleration of vesting of Award Shares are subject to inclusion in “Total Payments” under Section 3.3.3 of your Employment Agreement with the Company (including any Affiliate), which is incorporated herein by this reference.

7.                                      Adjustments for Corporate Transactions and Other Events.

(a)                                 Stock Dividend, Stock Split, Reverse Stock Split and Other Changes.  Upon a stock dividend of, or stock split or reverse stock split affecting, the Stock, the number of unvested Award Shares shall, without further action of the Committee or Administrative Agent, be adjusted to reflect such event.  The Award Shares shall be adjusted for other changes in the number or kind of outstanding Stock by the Committee in accordance with Sections 4 and/or 12 of the Plan.  The Administrative Agent may

make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Award Shares as a result of the stock dividend, stock split or reverse stock split.  Adjustments under this Section 7 will be made by the Committee, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.  No fractional Award Shares will result from any such adjustments.

(b)                                 Binding Nature of Agreement.  The terms and conditions of this Agreement shall apply with equal force to any additional and/or substitute securities received by you in exchange for, or by virtue of your ownership of, the Award Shares, whether as a result of any spin-off, stock split-up, stock dividend, stock distribution, other reclassification of the Stock of the Company, or similar event, except as otherwise determined by the Committee.  If the Award Shares are converted into or exchanged for, or shareholders of the Company receive by reason of any distribution in total or partial liquidation or pursuant to any merger of the Company or acquisition of its assets, securities of another entity, or other property (including cash), then the rights of the Company under this Agreement shall inure to the benefit of the Company’s successor, and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Award Shares and such securities or other property shall be considered “Award Shares” for all purposes under this Agreement.

(c)                                  Required Forfeitures and Clawbacks.  Each Award Share is conditioned on your forfeiting, waiving, or repaying to the Company any amount or Award Share as may be required in compliance with Section 304 of the Sarbanes-Oxley Act, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the Company’s clawback compliance policy as in effect from time to time and as directed by the Committee.  You agree to execute any documents to effect any required forfeiture, waiver or clawback.  You agree to assign any Award Shares to the Company or pay any cash amount in lieu thereof as may be required for such compliance.

(d)                                 Non-Guarantee of Employment or Service Relationship.  Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any Award Shares or any other adverse effect on your interests under the Plan.

(e)                                  Rights as Shareholder.  Except as otherwise provided in this Agreement with respect to the Award Shares which have not vested, you are entitled to all rights of a shareholder of the Company, including the right to vote the Award Shares (subject to any applicable Voting Agreement or similar arrangement to which you may be a party) and receive dividends and/or other distributions declared on the Award Shares.

(f)                                   The Company’s Rights.  The existence of the Award Shares shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g)                                  Notices.  All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered, mailed by certified mail, transmitted by facsimile or email, addressed to you at the address contained in the records of the Company, or addressed to the Administrative Agent, care of the Company for the attention of its Corporate Secretary at its principal executive office.

(h)                                 Entire Agreement.  This Agreement, together with the Plan, contains the entire agreement between the parties with respect to the Award Shares granted hereunder.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Award Shares granted hereunder shall be void and ineffective for all purposes.

(i)                                     Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(j)                                    Amendment.  This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have an adverse effect on the Award Shares as determined in the discretion of the Committee, except as provided in the Plan or in a written document signed by each of the parties hereto.

(k)                                 Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of this Agreement.  A copy of the Plan has been provided to you.

(l)                                     Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee or the Administrative Agent relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Georgia, without regard to its provisions concerning the applicability of laws of other jurisdictions.

(m)                             Headings.  The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(n)                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

STATE BANK FINANCIAL CORPORATION

By:	/s/ J. Daniel Speight

Name:	J. Daniel Speight

Title:	Chief Operating Officer

Date:	September 1, 2011

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein.

GRANTEE

/s/ Joseph W. Evans
Name: Joseph W. Evans

Date:	September 1, 2011

Address:

Facsimile:

Enclosure:  State Bank Financial Corporation

2011 Omnibus Equity Compensation Plan

{This Stock Power should be signed in blank and deposited with the Company if share certificates are issued and/or delivered to the Grantee for Award Shares that are forfeitable.}

STOCK POWER

FOR VALUE RECEIVED, the undersigned,                                                       , hereby sells, assigns and transfers unto State Bank Financial Corporation, a Georgia corporation (the “Company”), or its successor,                    shares of restricted common stock, par value $0.01 per share, of the Company standing in my name on the books of the Company, represented by Certificate No.       , which is attached hereto, and hereby irrevocably constitutes and appoints                                                              as my attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.

This Stock Power may only be used in connection with the forfeiture of Award Shares pursuant to that certain Restricted Stock Agreement between                          and the Company, dated                              , 2011.

Name:

Dated:

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT A.

YOU MUST FILE THIS FORM WITHIN 30 DAYS OF THE DATE OF GRANT OF THE SHARES.

YOU (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY OR ITS AGENTS HAVE PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See www.irs.gov.

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE OF 1986, AS AMENDED

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income for the current taxable year, the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

1.              The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: [ ]		SPOUSE: [ ]

TAXPAYER’S ADDRESS:	[ ]
[ ]

TAXPAYER ID #:		SPOUSE’S ID #:

2.              The property with respect to which the election is made is described as follows:  [                ] shares (the “Shares”) of the Common Stock of State Bank Financial Corporation (the “Company”).

3.              The date on which the property was transferred is: [Date].

4.              The property is subject to the following restrictions:  [describe].

5.              The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:  $[            ].

6.              The amount, if any, paid for such property:  $[                  ].

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understand(s) that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:	.
[ ], Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:	.
[ ], Spouse of Taxpayer